Exhibit 10.11.2
Amendment to 2006 Stock Plan
          THIS AMENDMENT (this “Amendment”) to the 2006 STOCK PLAN (as amended to date, the “Plan”), by MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Corporation”) is entered into as of May 14, 2009. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Plan.
WITNESSETH:
          WHEREAS, the requisite parties to the Plan desire to amend the Plan in accordance with Section 9(b) thereof to clarify the intent with respect to post-termination exercise periods of stock options granted under the Plan to the extent required by applicable law.
          Section 1 Amendment. Section 5(g) is hereby amended by adding the following sentence at the end thereof:
          “Notwithstanding clauses (ii) and (iv) above, to the extent required by applicable state securities laws, the Company intends to permit Participants (or their estate) to have six months after the date of termination of Participant’s employment with the Company by reason of Participant’s death or Disability to exercise the Option (to the extent exercisable on the termination date), but in no event shall the Option be exercisable beyond the maximum expiration date determined pursuant to Subsection (f) above.”
          Section 2. Miscellaneous.
          (a) The Plan, as amended, is and shall continue to be in full force and effect.
          (b) All headings set forth in this Amendment are intended for convenience only and shall not control or affect the meaning, construction or effect of this Amendment or the Plan or of any of the provisions hereof or thereof.
          (c) This Amendment shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.
          Section 3. Ratification. The party hereto hereby ratifies and confirms the Plan as amended by this Amendment.
          Section 4. Authorization. This Amendment has been executed by the Company.
          IN WITNESS WHEREOF, the undersigned has caused this Amendment to the 2006 Stock Plan to be executed, by its duly authorized officer, as of the same day and year first above written.

MIRION TECHNOLOGIES, INC.
By:	/s/ Thomas Logan
	Name:	Thomas D. Logan
	Title:	Chief Executive Officer